UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2008

New Frontier Media, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	000-23697	84-1084061
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

7007 Winchester Circle, Suite 200, Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (303) 444-0900

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 29, 2008 the employment agreements with each of Messrs. Michael Weiner, Chief Executive Officer, Ira Bahr, Chief Operating Officer, Ken Boenish, President, Scott Piper, Chief Information Officer, Grant Williams, Chief Financial Officer, and  Marc Callipari, General Counsel, were amended and restated.  No changes were made to their respective base salaries and the impact on their annual executive compensation packages contemplated to be awarded thereunder is immaterial.  Such amended and restated employment agreements, among other things, (i) combine into one document for each officer all of the provisions of each respective agreement that were previously contained in a number of separate amendments entered into over the several years that each has been in effect, (ii) conform among the several agreements the different phraseology being used for provisions intended to have the same meaning and to correct minor typographical errors, all of which were clarified for consistency and accuracy, and (iii) include provisions inadvertently omitted from some of the agreements that were included in others.  For example, the agreements with Messrs. Callipari and Piper were amended to include provisions analogous to the other officers providing for the possibility of payment of additional compensation and benefit continuation in the event of a termination of employment by the officer for good reason following a change in control, and all of the agreements were amended to clarify that the additional compensation and benefit continuation could be awarded following a change of control in the event of a termination without cause.  As conformed, each of the officers is entitled to salary and benefit continuation for the greater of the remaining term of the agreements and 18 months (24 months in the case of Mr. Weiner), in each instance subject to compliance with Section 409A of the internal revenue code of 1986, as amended.  The term of Mr. Callipari’s agreement was also extended to April 30, 2010 to conform with the termination dates of the agreements with Messrs. Piper and Williams, and the bonus provisions contained in Mr. Boenish’s agreement were amended to conform to those of Mr. Bahr’s previously disclosed agreement for the final two years of his term.

No other changes were made to the foregoing employment agreements, which remain in full force and effect as otherwise previously disclosed.  The full text of each of the amended and restated employment agreements will be filed with the Securities and Exchange Commission as an exhibit to the Company’s next Form 10-Q.  Investors are encouraged to review the full text of the agreements when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER MEDIA, INC.

Date: October 3, 2008	By:	/s/ Michael Weiner
Michael Weiner, CEO